UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2025

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2025, New Fortress Energy Inc. (the “Company”) entered into the Seventh Amendment to Uncommitted Letter of Credit and Reimbursement Agreement (the “Seventh Amendment”), by and among the Company, as the borrower, the guarantors party thereto, Natixis, New York Branch, and each of the other financial institutions party thereto, as Lenders, which amends that certain Uncommitted Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as amended, restated or otherwise modified from time to time, the “Existing ULCA” and the Existing ULCA as amended by the Fourth Amendment, the “Amended ULCA”), by and among the Company, the guarantors from time to time party thereto, Natixis, New York Branch, as Administrative Agent, Natixis, New York Branch, as ULCA Collateral Agent, Natixis, New York Branch, and each of the other financial institutions party thereto, as Lenders and Issuing Banks.

On January 31, 2025, the Company entered into the Eleventh Amendment to Credit Agreement (the “Eleventh Amendment”), by and among the Company, as borrower, the guarantors party thereto, the lenders party thereto and MUFG Bank Ltd., as administrative agent and as collateral agent, which amends that certain Credit Agreement, dated as of April 15, 2021 (as amended, restated or otherwise modified from time to time, the “Existing RCF” and the Existing RCF as amended by the Eighth Amendment, the “Amended RCF”), by and among the Company, as the borrower, the guarantors from time to time party thereto, the several lenders and issuing banks from time to time party thereto, and MUFG Bank Ltd., as administrative agent and as collateral agent.

The Seventh Amendment and the Eleventh Amendment are referred to herein collectively as the “Amendments”, and each, an “Amendment;” the Amended ULCA and the Amended RCF are referred to herein collectively as the “Amended Credit Agreements,” and each, an “Amended Credit Agreement”. The Existing ULCA and Existing RCF are referred to herein collectively as the “Existing Credit Agreements.” Each Amendment will become effective upon the satisfaction of certain conditions specified therein. There can be no assurances that these conditions will be satisfied.

The Amended Credit Agreements permit the Company to incur additional incremental loans under that certain Credit Agreement, dated as of October 30, 2023, as amended, restated or otherwise modified from time to time, by and among the Company, as the borrower, the guarantors party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as the administrative agent and as collateral agent.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: February 6, 2025	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer